UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2016

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or	File Number)	Identification No.)
organization)

180 State Street, Suite 225

Southlake, Texas 76092

(Address of principal executive office) (Zip Code)

(817) 865-5830
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Shearer Amended Employment Letter

Effective April 15, 2016, the Board of Directors (the “Board”) of Emerge Energy Services GP LLC (the “General Partner”) approved an amendment (the “Amendment”) to the employment letter agreement between the General Partner and Rick Shearer, the Chief Executive Officer of the General Partner, dated May 29, 2013 (the “Shearer Letter,” and as amended by the Amendment, the “Amended Shearer Letter”).

Pursuant to the terms of the Amendment, the Amended Shearer Letter expires on December 31, 2020, unless earlier terminated, and the term of the Amended Shearer Letter is subject to automatic one-year renewals unless either the General Partner or Mr. Shearer gives written notice of termination at least 60 days prior to the end of the applicable term.  Additionally, effective January 1, 2016, Mr. Shearer’s annual base salary will no longer be subject to automatic annual increases of at least four percent.  The Board will review Mr. Shearer’s base salary at least annually in the normal course of business, and may increase Mr. Shearer’s base salary in its sole discretion after giving consideration to base salaries of similarly-situated chief executive officers.  The terms and conditions of the Shearer Letter otherwise remain unchanged by the Amendment.

The foregoing description of the Amendment is not complete and is subject to and qualified in its entirety by the terms of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Amended Employment Letter, dated April 15, 2016, by and between Emerge Energy Services GP LLC and Rick Shearer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: April 15, 2016	By:	/s/ Deborah Deibert
		Name:	Deborah Deibert
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Amended Employment Letter, dated April 15, 2016, by and between Emerge Energy Services GP LLC and Rick Shearer.